COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
     DREYFUS SPECIAL GROWTH FUND INVESTOR CLASS SHARES WITH
     THE STANDARD AND POOR'S 500 COMPOSITE STOCK PRICE INDEX


     EXHIBIT A:
     ________________________________________________________
    |           |        DREYFUS        |STANDARD & POOR'S |
    |           |    SPECIAL GROWTH     |  500 COMPOSITE   |
    |  PERIOD   |         FUND          |      STOCK       |
    |           |(INVESTOR CLASS SHARES)|  PRICE INDEX*    |
    |-----------|-----------------------|----------------- |
    |  5/3/82   |                10,000 |          10,000  |
    | 12/31/82  |                13,490 |          12,545  |
    | 12/31/83  |                18,869 |          15,375  |
    | 12/31/84  |                16,775 |          16,339  |
    | 12/31/85  |                22,613 |          21,524  |
    | 12/31/86  |                24,346 |          25,540  |
    | 12/31/87  |                23,418 |          26,881  |
    | 12/31/88  |                28,451 |          31,332  |
    | 12/31/89  |                33,808 |          41,243  |
    | 12/31/90  |                32,170 |          39,960  |
    | 12/31/91  |                41,571 |          52,108  |
    | 12/31/92  |                52,458 |          56,073  |
    | 12/31/93  |                62,954 |          61,714  |
    | 12/31/94  |                51,485 |          62,523  |
    | 12/31/95  |                67,159 |          85,996  |
    |-----------|-----------------------|----------------- |

     * Source: Lipper Analytical Services, Inc.